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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                 APRIL 10, 2006

                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                     333-74846               84-1573852
        (State or other         (Commission File Number)       (IRS Employer
jurisdiction of incorporation)                            Identification Number)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9305
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 4.02  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
           RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

RAPTOR NETWORKS TECHNOLOGY, INC. ANNOUNCES CORRECTION TO NON-CASH VALUATION
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CALCULATIONS FOR 2005 QUARTERLY FINANCIAL STATEMENTS. THIS CORRECTION HAS
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ALREADY BEEN INCLUDED IN THE COMPANY'S 10-KSB FOR THE YEAR ENDED DECEMBER 31,
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2005. AMENDED FORMS 10-QSB FOR THE FIRST, SECOND AND THIRD QUARTERS OF 2005 WILL
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BE FILED TO REFLECT THIS CORRECTION.
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         On April 10, 2006, the Company's management, in consultation with
Comiskey & Company, P.C. ("Comiskey"), the Company's independent registered public accounting firm, concluded to restate the Company's unaudited financial statements for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, which are included in the Company's Quarterly Reports on Forms 10-QSB for the same quarters, due to a calculation error and that such financial statements should no longer be relied upon due to this error. On April 12, 2006, the Audit Committee of the Company's Board of Directors (the "Audit Committee"), after reviewing the relevant facts, concurred with management's decision to restate the Company's financial statements for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005. The error has been corrected, and the expense calculation for convertible debt and warrants is correctly reported, in the audited financial statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

         The restatements pertain to an error identified in the Company's calculation of the non-cash impact of the cost of convertible debt and warrants to purchase common stock issued in conjunction with several private placements conducted by the Company in 2005 to raise capital to support the Company's ongoing operations. Emerging Issues Task Force publications 96-13 and 98-5 require that the expense recognized upon the issuance of convertible debt or warrants be based on the fair value of the convertible debt or warrants at the time of issuance. Since there is no public market for the convertible debt or warrants issued by the Company in 2005, the Black-Scholes model was used by the Company to determine a fair value based on (i) the conversion price (in the case of convertible debt) or the exercise price (in the case of warrants), (ii) the life of the convertible debt or warrants, (iii) the interest rate (only in the case of convertible debt), and (iv) a volatility regarding the future price of the Company's common stock as determined by the Company's management.

         In the Company's financial statements for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, the expense for convertible debt and warrants was calculated as (i) the amount of convertible debt or warrants issued, multiplied by (ii) the difference between (a) the fair value (as calculated by the Black-Scholes model) and (b) the conversion price (in the case of convertible debt) or the exercise price (in the case of warrants). However, since the conversion price of convertible debt and the exercise price of warrants are already accounted for in the Black-Scholes calculation of fair value, it has been determined by the Company's management, the Audit Committee and Comiskey that the conversion price of convertible debt and the exercise price of warrants should not have been subtracted from the fair value for purposes of calculating the expense of convertible debt and warrants issued by the Company.

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         The correction of the error in the expense calculation for convertible debt and warrants described above will result in an increase in both the Company's expenses and paid-in capital amounts for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005. The Company is in the process of preparing amended Forms 10-QSB for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005 to reflect the adjustments, which the Company expects will be filed with the Commission on or before April 28, 2006. As stated above, the error has been corrected, and the expense calculation for convertible debt and warrants is correctly reported, in the audited financial statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

         The Company's Chief Executive Officer and Chief Financial Officer have considered the errors giving rise to the restatements described above and have determined that the errors did not result from, or require a finding of, a material weakness in the Company's internal disclosure controls and procedures. This conclusion was discussed with, and approved by, both the Audit Committee and Comiskey.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 13, 2006                        RAPTOR NETWORKS TECHNOLOGY, INC.


                                            By:  /s/ Bob van Leyen
                                                 -----------------------------
                                                 Bob van Leyen
                                                 Chief Financial Officer and
                                                 Secretary





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